Exhibit 10.8

Indemnification Agreement

This Agreement made effective as of [DATE] (the “Agreement”), by and between Proteostasis Therapeutics, Inc., a Delaware corporation (the “Corporation,” which term shall include, where appropriate, any Entity (as hereinafter defined) controlled directly or indirectly by the Corporation) and [DIRECTOR OR OFFICER NAME] (the “Indemnitee”):

WHEREAS, it is essential to the Corporation that it be able to retain and attract as directors the most capable persons available;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and the limitations on the availability of directors and officers liability insurance have made it increasingly difficult for the Corporation to attract and retain such persons;

WHEREAS, the Corporation’s Certificate of Incorporation (the “Certificate of Incorporation”) requires it to indemnify its directors and officers to the fullest extent permitted by law and permits it to make other indemnification arrangements and agreements;

WHEREAS, the Corporation desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of the Certificate of Incorporation or any change in the ownership of the Corporation or the composition of its Board of Directors); and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in becoming or continuing as an officer or director of the Corporation.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Corporation and Indemnitee do hereby covenant and agree as follows:

1. Definitions.

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Corporation, (ii) in any capacity with respect to any employee benefit plan of the Corporation or (iii) as a director, partner, trustee, officer, employee or agent of any other Entity at the request of the Corporation. For purposes of subsection (iii) of this Section 1(a), if Indemnitee is serving, or has served, as a director, partner, trustee, officer, employee or agent of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Corporation.

(b) “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c) “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 11 and 12(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax-transmission charges, postage, delivery services, secretarial services and other disbursements and expenses.

(d) “Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) below.

(e) “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f) “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate-dispute-resolution process, investigation, administrative hearing, appeal or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 11 of this Agreement to enforce Indemnitee’s rights hereunder.

(g) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general-partner, managing-member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other Entity or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other Entity.

2. Services of Indemnitee. In consideration of the Corporation’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director or officer of the Corporation. However, this Agreement shall not impose any obligation on Indemnitee or the Corporation to continue Indemnitee’s service to the Corporation beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3. Agreement to Indemnify. The Corporation agrees to indemnify Indemnitee as follows:

(a) Proceedings Other Than by or in the Right of the Corporation. Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Corporation) by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Corporation against all Expenses and Liabilities incurred or paid by Indemnitee in connection with such Proceeding (referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”).

(b) Proceedings by or in the Right of the Corporation. Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Corporation by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Corporation against all Indemnifiable Expenses.

(c) Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

4. Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen, as follows:

(a) Proceedings Other Than by or in the Right of the Corporation. If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b) Proceedings by or in the Right of the Corporation. If indemnification is requested under Section 3(b) and

(i) it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or

(ii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Corporation with respect to such specific claim, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder with respect to such claim, issue or matter unless the Court of Chancery or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses that such court shall deem proper; or

(iii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Corporation for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder.

(c) Insurance Proceeds. To the extent payment is actually made to the Indemnitee under a valid and collectible insurance policy in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess beyond the amount of payment under such insurance.

5. Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Corporation a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Corporation shall pay such Indemnifiable Amounts to Indemnitee promptly upon receipt of its request. At the request of the Corporation, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6. Indemnification for Expenses of a Party Who Is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Corporation shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

7. Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Corporation to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not create a presumption that Indemnitee did not act in good faith and in a manner that Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8. Agreement to Advance Expenses; Undertaking. The Corporation shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Corporation, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status within ten (10) calendar days after the receipt by the Corporation of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. To the extent required by Delaware law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

9. Procedure for Advance Payment of Expenses. Indemnitee shall submit to the Corporation a written request specifying the Indemnifiable Expenses for which Indemnitee seeks an advancement under Section 8 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 shall be made no later than ten (10) calendar days after the Corporation’s receipt of such request.

10. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably by incurred by him or on his behalf in connection therewith.

11. Remedies of Indemnitee.

(a) Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or a request for an advancement of Indemnifiable Expenses under Sections 8 and 9 above and the Corporation fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition the Court of Chancery to enforce the Corporation’s obligations under this Agreement.

(b) Burden of Proof. In any judicial proceeding brought under Section 11(a) above, the Corporation shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts hereunder.

(c) Expenses. The Corporation agrees to reimburse Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 11(a) above, or in connection with any claim or counterclaim brought by the Corporation in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action.

(d) Failure to Act Not a Defense. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) above, and shall not create a presumption that such payment or advancement is not permissible.

12. Defense of the Underlying Proceeding.

(a) Notice by Indemnitee. Indemnitee agrees to notify the Corporation promptly upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding that may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Corporation’s ability to defend in such Proceeding is materially and adversely prejudiced thereby.

(b) Defense by Corporation. Subject to the provisions of the last sentence of this Section 12(b) and of Section 12(c) below, the Corporation shall have the right to defend Indemnitee in any Proceeding that may give rise to the payment of Indemnifiable Amounts hereunder; provided, however, that the Corporation shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 12(a) above. The Corporation shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise that (i) includes an admission of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 12(b) shall not apply to a Proceeding brought by Indemnitee under Section 11(a) above or pursuant to Section 20 below.

(c) Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 12(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) a conflict of interest or potential conflict of interest exists between Indemnitee and the Corporation or (iii) if the Corporation fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Corporation. In addition, if the Corporation fails to comply with any of its obligations under this Agreement or if the Corporation or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Corporation, to represent Indemnitee in connection with any such matter.

13. Representations and Warranties of the Corporation. The Corporation hereby represents and warrants to Indemnitee as follows.

(a) Authority. The Corporation has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Corporation.

(b) Enforceability. This Agreement, when executed and delivered by the Corporation in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

14. Insurance. For so long as Indemnitee shall remain a director or officer of the Corporation and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Corporation’s officers and directors.

15. Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights that Indemnitee may have at any time under applicable law, the Certificate of Incorporation or the Corporation’s bylaws, or any other of the Corporation’s agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of the Corporation.

16. Successors. This Agreement shall be (a) binding upon all successors and assigns of the Corporation (including any transferee of all or a substantial portion of the business, stock or assets of the Corporation and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

17. Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons, and Indemnitee shall take, at the request of the Corporation, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Corporation to bring suit to enforce such rights.

18. Change in Law. To the extent that a change in Delaware law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the Certificate of Incorporation and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent.

19. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but, if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20. Indemnitee as Plaintiff. Except as provided in Section 11 (c) of this Agreement and in the next sentence, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Corporation, any Entity that it controls, any director or officer thereof or any third party, unless the board of directors of the Corporation has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims or affirmative defenses asserted by Indemnitee in an action brought against Indemnitee.

21. Modifications and Waiver. Except as provided in Section 18 above with respect to changes in Delaware law that broaden the right of Indemnitee to be indemnified by the Corporation, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22. General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)	If to Indemnitee, to:

[DIRECTOR OR OFFICER NAME, ADDRESS, AND PHONE NUMBER]

(ii)	If to the Corporation, to:

Proteostasis Therapeutics, Inc.

200 Technology Square, 4th Floor

Cambridge, MA 02139

Fax: 617-225-7801

or to such other address as may have been furnished in the same manner by any party to the others.

23. Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Corporation and the Indemnitee consents to submit to the jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, that service of process may be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service so made shall have the same legal force and effect as if served upon such party personally within the State of Delaware.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the day and year first above written.

PROTEOSTASIS THERAPEUTICS, INC.

By:
[CEO NAME]
President & CEO

[DIRECTOR OR OFFICER NAME]